Exhibit 13.4

The Future of Housing Fund with Boxabl We believe the partnership between Elevate Money's Future of Housing Fund (FOHF) and Boxabl makes this investment opportunity truly one-of-a-kind. Elevate Money has the first right to purchase a minimum of 10% of Boxabl's monthly Casita production, which currently has a waitlist of over 170,000 homes. Boxabl has reinvented home construction. By creating modular housing units on a factory assembly line that can be “folded” and loaded onto a standard-sized truck trailer, Boxabl intends to disrupt the traditional home construction industry and offer a more sustainable and affordable alternative. Nyjah Huston, six-time world champion skateboarder and a paid Elevate Money brand advisor Mission Critical, the Housing Crisis The United States is facing a housing affordability crisis. This problem has worsened over the past few years, post-pandemic. The crisis is affecting millions of Americans, making it difficult for them to afford decent housing. The problem stems from both affordability and availability. "Longstanding research holds that the average household should spend no more than 30 percent of its income on total occupancy costs to maintain affordability. Anything above that threshold indicates economic distress." - Urban Land Institute 1. NAR 2. Census Bureau Report 3. Time to build as of February 2023 Deliver a house, systematically Boxabl’s on a mission to build and deliver a house systematically just like an automobile. The key is shipping. Factory development of housing isn’t new. Manufactured homes have been around for a long time, but they have only been able to capture about 10% of the market. Why? Shipping! Boxabl’s patented production process has made houses shippable. They are highway legal and can be shipped at the lowest possible cost, and the benefits are huge! Huge automation, huge scale, and huge bulk purchasing power all lead to driving down the cost for the homeowner. Boxabl’s innovative modular homes, which can be easily transported and assembled on-site, offer a sustainable, customizable, and cost-effective alternative to traditional homes. Boxabl is not just building small houses; its goal is to drive a quantum shift in all building construction on the planet. Join the revolution and future-proof your portfolio As Elevate Money partners with Boxabl on its mission to revolutionize the housing industry and make affordable housing a reality for everyone, we invite you to join us in creating a new economy for affordable housing through our Future of Housing Fund. Elevate Money’s FOHF has the first right to purchase a minimum 10% of Boxabl’s monthly production. Boxabl has 63 patent filings protecting their system, they’ve raised over $140m from 50,000+ investors and VC's to fund their expansion, and they have received heavy demand for their Casita units with a 170,000 homes waitlist. Elevate Money’s partnership with Boxabl allows the FOHF to enjoy a tremendous first-mover advantage. The Boxabilities are endless... Todd Gurley, former NFL running back and a paid Elevate Money brand advisor Elevate Money launched its first real estate investment fund to the public in 2021, focused on income-producing commercial properties. The company has declared 18 consecutive monthly dividend payments with an annualized yield of 6.5%. The Boxabl partnership will fuel the launch of our second investment vehicle, the Future of Housing Fund (FOHF), which will also be made available to the public through our app and website. By signing up for the waitlist you will be notified of updates and be the first to know when the fund is launched and available for investing. Interested in partnerships, press, or investing in Elevate Money? "No money or other consideration is being solicited at this time, and if sent in response, will not be accepted. A copy of the Preliminary Offering Circular will be filed soon with the SEC. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement with respect to securities of Future of Housing Fund, Inc. is qualified with the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any request to join the waitlist or any other indication of interest involves no obligation or commitment of any kind. Investing in Elevate.Money REIT I’s common shares is speculative and involves substantial risks. The “Risk Factors” section of the offering circular contains a detailed discussion of risks that should be considered before you invest. These risks include, but are not limited to, illiquidity, complete loss of invested capital, limited operating history, conflicts of interest, blind pool risk, and any public health emergency. Further, there is no assurance that Elevate.Money REIT I will be able to achieve its investment objectives or to access targeted investments like those identified. See Offering Circular for a comprehensive summary of Management Compensation. Ongoing annual fees: REIT management fee: 0.5% of assets under management (AUM). Asset management fee: 0.5% of AUM. Participation fee: 15% of total shareholder profit subordinated to an annual 6% cumulative, non-compounded shareholder preferred return, calculated annually. Asset acquisition and disposition fees: 3% of REIT’s purchase or sale price. Finance fee: 1% of mortgage finance amount. Investors do not pay upfront fees, but Dalmore Group LLC (""Dalmore""), our broker dealer of record, is paid a commission equal to one percent (1%) on the aggregate amount raised by the Client up to the first $5,000,000 of Client’s monthly REIT shares sold, then a fee equal to seventy-five one-hundredths (0.75%) for the next $2,500,000 of Client’s monthly REIT shares sold, then a fee equal to fifty one-hundredths (0.50%) for the next $2,500,000 of Client’s monthly REIT shares sold, then a fee equal to twenty-five one-hundredths (0.25%) for any additional monthly REIT shares sold. Menu How It Works Elevate Lens + Dividends Properties Home Boxabl About Team Blog Contact Press & Resources Legal Privacy Policy Terms & Conditions Form CRS Social Copyright 2023 © Elevate.Money Elevate.money is a real estate investment website (“Site”) operated by Elevate.Money, Inc. ("E.M," "we," or "us"). Equity securities are offered through Dalmore Group LLC ("Dalmore"), a registered broker-dealer and member of FINRA (http://www.finra.org/) and SIPC (http://www.sipc.org/). You can review the brokercheck for Dalmore (https://brokercheck.finra.org/firm/summary/136352) By accessing this Site and any pages thereof, you agree to be bound by our Terms of Service and Privacy Policy. EM does not make investment recommendations via this Site, and no communication through this Site or in any other medium should be construed as such. Citations regarding past performance are not indicative of future performance. Any financial projections or returns shown on the Site are illustrative examples only, and there can be no assurance that any real estate valuations provided are accurate or in agreement with market or industry valuations. Any investment information contained herein has been secured from sources EM believes are reliable, but EM makes no representations or warranties as to the accuracy of such information and accepts no liability therefor. Offers to sell, or the solicitations of offers to buy, any security can only be made through official offering documents that contain important information about risks, fees and expenses and only in jurisdictions where such offers or solicitation of offers are authorized. Investors should conduct their own due diligence, not rely on the financial assumptions or estimates displayed on the Site, and are encouraged to consult with a financial advisor, attorney, accountant, and any other professional that can help you to understand and assess the risks associated with any investment opportunity. Articles or information from third-party sources outside of this Site may discuss EM or relate to information contained herein, but EM does not approve and is not responsible for such content. Hyperlinks to third-party sites, or reproduction of third-party content, do not constitute an approval or endorsement by EM or Dalmore of the linked or reproduced content. An investment in the common shares of Elevate.Money REIT I (“REIT I”) involves substantial risks. REIT I has filed an offering circular (“Offering Circular”) with the SEC for the offering to which this communication relates. Each investor should carefully consider the risk factors discussed in the Offering Circular before purchasing shares. A copy of REIT I’s most recent version of the Offering Circular and any supplements may be obtained for free on the Securities and Exchange Commission’s website at www.sec.gov. Some statements in the Offering Circular and on the Site may contain forward-looking statements and are based upon current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties. Although EM believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. An investment in REIT I entails risk of loss, and you may lose all or part of your investment. Join the Waitlist Get in early on the future of housing revolution! Elevate Money x Nyjah Team Elevate 00:47 “With the upcoming launch of the Future of Housing Fund and our partnership with Boxabl, we will create home communities that are affordable and appealing to all Americans.” Harold Hofer Elevate Money CEO “I can’t think of a larger market to disrupt or a product with a bigger potential upside. Building construction is a top 5 industry in the world. A multi-trillion dollar market and Boxabl’s goal is to build a system that can service almost all of it.” Galiano Tiramani, Boxabl Founder Watch on Boxabl Revolution: This Unbelievable Innovation Just Changed Everything! Copy link Join the Waitlist Boxabl Casita Community Concept Gurley x Elevate Team Elevate 00:00 Join the Waitlist Connect to the Team Invest in the future of housing Elevate Money and Boxabl have joined forces to launch a revolutionary new real estate investment fund dedicated to the future of housing, coming Summer 2023. 9:41 BALANCE $1,631.41 Pendingdeposits:$100 $1432.23 DEC1 REALESTATE Boxabl+ ViewAssets JOV DEC JAN •ON oOU Bi-monthly REALESTATE Boxabl+ ViewAssets REFERFRIENDS Share ElevateMoney SHARELINK Affordability As of December 2022, the median American household would have to spend 43% of their income to afford the median-priced house. Federal Reserve Availability The National Association of Realtors states that the U.S. faces a housing shortfall of 5.5 million housing units. NAR says that eliminating this gap will likely take more than a decade. NAR Housing Supply Crisis Meet Boxabl, a scalable solution The housing crisis in the United States is a complex and multifaceted issue that requires a comprehensive and collaborative approach to solve. Elevate Money’s FOHF was created to bring investment capital and innovation to the affordable housing sector. What makes our FOHF unique is our partnership with Boxabl. Boxabl is changing the game when it comes to affordable housing by mass-producing homes in a factory setting and efficiently delivering these “folded” homes to building sites. Boxabl's goal is to build houses at a lower cost than anyone. A traditional single-family home takes an average of 7 months to build. Yet, the Ford F-150 factory in Michigan builds a truck every 53 seconds. The homebuilding industry is over-ripe for disruption and innovation. 5.5 million Housing unit shortfall according to NAR1 7months Average time to build a single-family home2 4 hours Average time to build a Boxabl Casita3 June '21 Elon Musk famously is one of the first Boxabl Casita owners. April '22 DR Horton, the U.S.’s biggest home builder, invests in Boxabl and orders an initial 100 Boxabl Casitas. June '22 Boxabl completes a $9.2 million, 156-Casita U.S. Government order for military housing. January '23 Boxabl raises over $140 million through crowdfunding and VC's. The current valuation is $3.3 billion. February '23 Boxabl opens a second Las Vegas factory. March '23 Boxabl and Elevate Money enter into partnership agreement. This Future of Housing Fund (FOHF) will offer investors a unique growth strategy focused on real estate investment opportunities that positively impact housing in the United States. Join the Waitlist Affordable housing Student housing Military housing Disaster relief Special events Short-term rentals Vacation homes Home office Our mission is to democratize real estate investing and empower all investors with the ability to build a balanced portfolio and accumulate long-term wealth. We strive to provide access to high-quality real estate investments that were previously out of reach for most individuals, by offering an innovative and user-friendly investment platform that prioritizes transparency, simplicity, and diversification. Our core values are integrity, responsibility, and excellence, and we are committed to creating value for our investors while promoting financial inclusion and education. About Elevate Money Elevate Money founders, Harold, Alex, and Sach at Boxabl HQ with Galiano Tiramani What am I signing up for? What is FOHF? When will FOHF be open for investment? What is FOHF's investment strategy? What is the minimum FOHF investment amount? How will FOHF make money? What happens if I sign up for the waitlist but choose not to invest? Do I get to buy a Boxabl through Elevate Money? Where can I learn more about Boxabl? Where can I learn more about Elevate Money? You are signing up to receive updates on Elevate Money’s Future of Housing Fund. There is no obligation to invest by joining the waitlist. The Future of Housing Fund (FOHF) is Elevate Money’s new real estate investment fund in partnership with Boxabl. FOHF’s focus is on housing affordability, availability, and sustainability. We estimate that FOHF will be available for investors Summer 2023. FOHF intends to use the proceeds from the sale of its shares to develop housing communities populated with Boxabl Casita units. It is expected that our Casita customers will (a) rent the land on which their Casita unit sits and either (b) rent or (c) buy the Casita units that they live in. The minimum investment is $1,000. If you're already an investor with Elevate.Money, the minimum will be $500. No investor accreditation will be required. Securities laws prohibit us from publishing forecasted investment returns. However, we expect to generate investment returns from (a) Capital Appreciation, as reflected in changes in our FOHF share price derived from creating value through the development of Casita communities, and (b) Dividends, derived from our Casita customers' rental and mortgage payments. There is no guarantee that FOHF will in fact make money and please refer to all risk disclosures in the FOHF Offering Circular (which is currently in registration with the SEC). Nothing, you are not obligated to invest. You are only signing up for updates. No, you will not be able to buy an individual Boxabl housing unit through our FOHF. Rather, you are investing in a fund that is providing housing solutions to others through home development strategies formulated by Elevate Money and Boxabl. Please visit boxabl.com Please visit elevate.money or email us support@elevate.money with your questions. Home About FAQ Investing & More Sign in Get started